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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): MARCH 31, 2000

                               VFINANCE.COM, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                     1-11454-03                58-1974423
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)           Identification No.)

       3300 PGA BLVD., SUITE 810
         PALM BEACH GARDENS, FL                                33410
(Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (305) 374-0282

          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On March 31, 2000 (the "Closing Date"), vFinance.com, Inc. (the "Company") consummated the sale of 1,166,667 shares of its common stock, par value $0.01 per share ("Common Stock"), warrants to purchase up to 700,000 shares of Common Stock at an exercise price of $7.20 per share and rights to acquire up to 1,166,667 shares of its Common Stock at a purchase price of $3.00 per share to certain institutional investors. The total gross proceeds to the Company from this transaction were $3,500,000. The warrants are exercisable for a period commencing on the Closing Date and expiring on the earlier to occur of:
(i) one year from the effective date of the registration statement to be filed by the Company covering the securities issued and to be issued to the investors, or (ii) four years from the Closing Date. The rights to acquire the Common Stock are exercisable for a period commencing six months from, and expiring one year after, the Closing Date. The Company and the same institutional investors have committed to close a second round of financing ("Second Closing") in the amount of $3,500,000. At the Second Closing, the investors will receive an additional 1,166,667 shares of Common Stock and rights to purchase an additional 1,166,667 shares Common Stock at a purchase price of $3.00 per share. Such rights will be exercisable for a period commencing six months from, and expiring one year after, the date of grant. The placement agent for the transaction received a placement agent fee and warrants to purchase up to 58,333 shares of Common Stock at an exercise price of $6.00 per share. The warrants are exercisable until three years after the Closing Date.

         Within 60 days after the Closing Date, the Company has agreed to file a registration statement with the Securities and Exchange Commission (the "SEC") covering the securities issued and to be issued to the investors and the placement agent. After the registration statement is declared effective by the SEC, the Company and the investors will consummate the Second Closing.

         Included as Exhibits 2.1, 4.1, and 4.2, respectively, are the Common Stock and Warrants Purchase Agreement, the Registration Rights Agreement and the form of Warrant issued to the investors, and as such, the foregoing description is qualified in its entirety by reference to and incorporation of the terms and provisions of these documents which are filed as Exhibits hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (A)       FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION.

                  Not Applicable.

        (B)       EXHIBITS.

                  2.1* Common Stock and Warrants Purchase Agreement dated as of March 31, 2000, among the Company and the investors signatory thereto.


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                  4.1      Registration Rights Agreement dated as of March 31,
                           2000, among the Company, the investors signatory to the Common Stock and Warrants Purchase Agreement and the placement agent.

                  4.2 Form of Warrant issued to the investors signatory to the Common Stock and Warrants Purchase Agreement.

* The exhibits to this Agreement have been omitted. The registrant agrees to furnish copies of these documents to the Securities and Exchange Commission upon request.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    vFINANCE.COM, INC.

                                    /s/ LEONARD J. SOKOLOW
                                    ------------------------------------------
Date: April 11, 2000                Leonard J. Sokolow, Chief Executive Officer